ANALYST PRESENTATION February 7, 2017 Paul B. Murphy, Jr. Chairman and CEO Third Quarter 2017 Financial Results October 25, 2017

Disclaimers This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our results of operations, financial condition and financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.  Such factors include, without limitation, the “Risk Factors” referenced in our Registration Statement on Form S-1 filed with the Securities and Exchange Commission (SEC), other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and the following factors: business and economic conditions generally and in the financial services industry, nationally and within our current and future geographic market areas; economic, market, operational, liquidity, credit and interest rate risks associated with our business; lack of seasoning in our loan portfolio; deteriorating asset quality and higher loan charge-offs; the laws and regulations applicable to our business; our ability to achieve organic loan and deposit growth and the composition of such growth; increased competition in the financial services industry, nationally, regionally or locally; our ability to maintain our historical earnings trends; our ability to raise additional capital to implement our business plan; material weaknesses in our internal control over financial reporting; systems failures or interruptions involving our information technology and telecommunications systems or third-party servicers; the composition of our management team and our ability to attract and retain key personnel; the fiscal position of the U.S. federal government and the soundness of other financial institutions; the composition of our loan portfolio, including the identify of our borrowers and the concentration of loans in energy-related industries and in our specialized industries; the portion of our loan portfolio that is comprised of participations and shared national credits; and the amount of nonperforming and classified assets we hold. Cadence can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this communication, and Cadence does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law. Certain of the financial measures and ratios we present are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. More information regarding non-GAAP financial measures, including a reconciliation of non-GAAP financial measures to the comparable GAAP financial measures, is included in our earnings release and in the appendix to this presentation.

Third Quarter 2017 Highlights Earnings Net income of $32.6 million, a 12% increase linked quarter and 393% increase from prior year Pre-tax, Pre-provision net earnings(1) of $51.8 million, up 35% from 3Q16 & up 5% from 2Q17 ROAA of 1.29%; ROATCE(1) of 13.04% Revenue Balance Sheet Efficiency Credit Quality (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix. (2) Presented on a fully taxable equivalent (FTE) basis using a tax rate of 35% (3) Core deposits are defined as total deposits excluding brokered deposits Adj. operating revenue(1) of $108.3 million, up 18% from 3Q16 & up 3% from 2Q17 with growth driven primarily by spread income vs. year ago quarter and noninterest income vs. linked quarter Net Interest Margin of 3.52%(2), up 25 bp from 3Q16 & down 19 bp from 2Q17, reflecting the balance sheet asset sensitivity to rate increases, offset by lower excess accretion linked quarter Total period end assets of $10.5 billion, up $1.1 billion or 11% from 3Q16 Loans of $8.0 billion, up $821.6 million or 11% from 3Q16, reflecting solid momentum Core Deposits(3) of $7.7 billion, increasing $942 million or 14% from 3Q16; Total Deposits of $8.5 billion, up $584 million or 7% from 3Q16 Efficiency ratio of 52.2%(1), improved from both 58.9% in 3Q16 and 53.3% in 2Q17, reflecting steady revenue growth and continued focus on expense discipline Noninterest expenses to average assets improved to 2.24% in 3Q17 from 2.32% in 3Q16 Total nonperforming assets decreased by $20 million or -14% during 3Q17 Net charge-offs of $173 thousand for the quarter or 1 bp of average loans Loan provisions of $1.7 million in 3Q17 and allowance for credit losses at 1.18% of total loans

Financial Highlights $ in thousands, except per share and unless otherwise indicated (1) Favorable (Unfavorable) comparison versus prior period. YoY represents 9/30/17 vs. 9/30/16. QoQ represents 9/30/17 vs. 6/30/17. (2) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix (3) Annualized for the three month periods

Highlights Consistent Loan Growth $ in millions, unless otherwise indicated Loan Growth Loans grew $822 million or 11% to $8.0 billion from the year ago period. Cadence continues to be commercial-focused, reflecting 76% of total loans. Organic loan production and pipelines remain robust with strong commercial customer activity. Energy loans have decreased $57 million or -6% from the prior year period to $933 million, with almost 60% of the total consisting of Midstream (1) Period End Financials. (2) Figures do not equal 100% due to rounding. (3) Favorable (Unfavorable) comparison versus prior period. YoY represents 9/30/17 vs. 9/30/16. QoQ represents 9/30/17 vs. 6/30/17. 3Q17 Loan Breakdown and Historical Comparison

Improving Credit Quality $ in millions, unless otherwise indicated Nonperforming Assets(1) Highlights Net Charge Offs Total nonperforming assets decreased by $20 million or -14% during 3Q17 to $122 million at September 30, 2017. Decline in NPAs is due to resolutions and pay downs in energy credits. 94% of all NPLs are energy, of which ~85% are performing in accordance with contractual terms While overall energy industry trends are generally stable to improving, we will continue to closely monitor the risks in the portfolio Originated portfolio delinquency of 27 basis points Net charge-offs of $0.2 million in 3Q17 or 1 bp of average loans compared to $1.8 million or 9 bp in 2Q17 and $26 million or 141 bps in 3Q16 The allowance for credit losses was $94.8 million or 1.2% of total loans at 3Q17, and the reserves for the energy portfolio was 2.5% Provision for credit losses in 3Q17 include a reserve of approximately $2 million related to the risks associated with our mortgage customers in the hurricane-impacted areas by Harvey and Irma (1) NPA% represents total nonperforming assets (NPAs) to total loans and OREO and other NPAs

Highlights Meaningful Core Deposit(2) Growth $ in millions, unless otherwise indicated Deposit Growth 3Q17 Deposit Breakdown and Comparison Core Deposits(2) growth remains a top focus, increasing $490 million or 7% from 2Q17 and $942 million or 14% from 3Q16. Firm-wide focus, leading to the expansion of commercial deposit relationships and treasury management services Approximately 50% of Core Deposits are from commercial customers, 12% wealth services customers and 38% retail as of September 30, 2017 (1) Favorable (Unfavorable) comparison versus prior period. YoY represents 9/30/17 vs. 9/30/16. QoQ represents 9/30/17 vs. 6/30/17. (2) Core deposits are defined as total deposits excluding brokered deposits Deposit Composition (9/30/17)

Net Interest Margin $ in millions, unless otherwise indicated Highlights Net interest margin (tax equivalent) improved 25bp to 3.52% from 3.27% a year ago and decreased 19bp from 3.71% in the second quarter due to elevated recovery accretion in the second quarter. Earning asset yields were 4.30% in 3Q17, an increase of 39 bp versus 3Q16 and down 15 bp from 2Q17. Loan yields excluding acquired credit impaired loans (ACI) increased to 4.41% for 3Q17 versus 3.96% for 3Q16 and 4.36% for 2Q17, demonstrating the interest-sensitivity of the loan portfolio (71% of the loan portfolio floating rate of which 86% driven by 30/60/90 day LIBOR). Loan betas excluding ACI were 75% year to date(1). Total accretion for 3Q17 was $5.8 million as compared to $8.7 million in 3Q16 and $10.5 million in 2Q17. Total cost of deposits was 64 bp for 3Q17 versus 47 bp in 3Q16 and 59 bp in 2Q17. Deposit betas were approximately 24% year to date(1). NIM, Yields & Costs Est. Sensitivity (Net Interest Income % change) (1) Year to date measured from 1Q17 to 3Q17, using quarterly average balances

Highlights Attractive Noninterest Income Platform Noninterest Income Composition(2) Noninterest Income Growth $ in millions, unless otherwise indicated 3Q17 Noninterest Income: $ 27mm Adjusted noninterest income(1) of $27 million was up 27% compared to 3Q16 and up 17% from 2Q17 due to broad-based growth and increases in other revenue Other revenue rose during the quarter due to value of investments assets (equity method) and a $1.1 million gain on the sale of a specialty insurance unit Credit related fees were up 23% from 3Q16 and 21% from 2Q17, while mortgage banking income declined 34% and down 21% from 2Q17 due to more loans being held on balance sheet versus sold Assets Under Management (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix (2) Figures do not equal 100% due to rounding. Noninterest Income / Total Revenue 25.0% 24.4% 23.6% 24.4% 21.8%

Pre-tax, Pre-Provision Net Earnings(1) Net Earnings Growth & Ongoing Expense Management Noninterest Expense Highlights $ in millions, unless otherwise indicated 3Q17 represents the eighth consecutive quarter of improvements in the efficiency ratio, reflecting strong growth in organic revenue combined with realization of inherent capacity within the organization. Expense discipline resulted in a flat quarter over quarter comparison and only up 3% from the year ago period Pre-tax, Pre-Provision Net Earnings was up 35% from 3Q16 and up 5% from 2Q17 Improved Efficiency Ratio(1) (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix

Appendix

$10+ billion Preparation

$ in millions

- As of 9/30/17, $10.5 billion of total assets. We will be required to comply with heightened regulatory requirements as we have crossed the $10 billion threshold in 3Q17 and anticipate continued growth.
- Under the current timeline, we will be subject to the majority of incremental regulation starting in 2Q 2018 and DFAST stress testing in 2Q 2019.
- Large and experienced team with 69 risk professionals and 11 audit professionals. In addition, we have spent over $2 million enhancing our risk management infrastructure since 2013.
  - Hired an independent consultant in early December 2016 to provide services on DFAST (stress testing) preparation, including an assessment of current status and assistance in preparation and ongoing maintenance of stress test framework

Expected Regulatory Costs

	Date	Estimated Annual Impact			
Key Primary Regulation	Applicable	2017E	2018E	2019E	Description
Durbin	2Q 2018	$ –	$ 1.30	$ 2.60	Caps interchange revenue
FDIC Assessment	2Q 2018	–	2.25	3.00	Increased quarterly FDIC assessment charge[1]
CFPB Supervision	2Q 2018	TBD	TBD	TBD	CFPB oversight of consumer businesses
DFAST (stress test)	'19 Cycle	0.14	1.56	1.38	Company-run stress test requirements
Highway Bill	3Q 2017	0.63	1.25	1.25	Caps Federal Reserve dividends
Total P-T		$ 0.77	$ 6.36	$ 8.23	
Total A-T		0.50	4.13	5.35	

*Assumes 35% tax rate

[1] Based on preliminary management assumptions and calculations

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Cadence Bank, N.A. Member FDIC

Summary Balance Sheet – Period End $ in millions Note: Figures may not total due to rounding.     3Q16 4Q16 1Q17 2Q17 3Q17 Assets Cash and Due from Banks $ 42.2 $ 48.0 $ 56.4 $ 62.3 $ 68.2 Fed Funds & Short Term Inv 385.7 200.9 259.8 226.6 521.1 Total Securities 1,073.3 1,181.3 1,174.1 1,129.9 1,252.7 Loans   7,207.3 7,432.7 7,561.5 7,716.6 8,028.9 Loans Held For Sale 19.4 17.8 43.4 49.8 21.8 Allowance for Credit Losses (91.2) (82.3) (88.3) (93.2) (94.8) Intangibles   334.2 332.7 331.5 330.3 329.1 Other Assets 473.1 399.7 382.7 389.3 375.0 Total Assets $ 9,444.0 $ 9,530.9 $ 9,720.9 $ 9,811.6 $ 10,502.3 Liabilities Total Deposits $ 7,917.3 $ 8,016.7 $ 7,841.7 $ 7,930.4 $ 8,501.1 Total Borrowings 332.8 331.7 682.6 499.3 572.7 Other Liabilities 82.2 101.9 90.7 77.9 87.6 Total Liabilities $ 8,332.2 $ 8,450.4 $ 8,615.0 $ 8,507.5 $ 9,161.4 Total Shareholders' Equity $ 1,111.8 $ 1,080.5 $ 1,106.0 $ 1,304.1 $ 1,340.8 Liabilities and Shareholders' Equity $ 9,444.0 $ 9,530.9 $ 9,720.9 $ 9,811.6 $ 10,502.3

Summary Income Statement - Quarterly $ in millions (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix Note: Figures may not total due to rounding.     3Q16 4Q16 1Q17 2Q17 3Q17 Interest Income $ 84.7 $ 87.1 $ 89.6 $ 99.4 $ 99.5 Interest Expense 14.2 14.6 14.9 17.0 18.3 Net Interest Income $ 70.4 $ 72.5 $ 74.8 $ 82.4 $ 81.2 Noninterest Income 22.8 22.4 24.1 23.0 27.1 Total Revenue $ 93.2 $ 94.9 $ 98.9 $ 105.4 $ 108.3 Noninterest Expense 54.9 55.4 54.3 56.1 56.5 Pre-Tax Pre-Provision Earnings (1) $ 38.3 $ 39.5 $ 44.5 $ 49.2 $ 51.8 Provisions for Credit Losses 29.6 (5.2) 5.8 6.7 1.7 Pre-Tax Income $ 8.7 $ 44.7 $ 38.8 $ 42.5 $ 50.0 Income Taxes 2.1 15.7 12.6 13.6 17.5 Net Income $ 6.6 $ 29.0 $ 26.1 $ 29.0 $ 32.6

Energy Loans Detail

$ in millions

	3Q16	4Q16	1Q17	2Q17	3Q17
Outstanding Balance					
Exploration & Production	$ 445.0	$ 371.9	$ 339.5	$ 322.5	$ 295.0
Midstream	431.5	472.1	469.8	493.1	558.2
Energy Services	113.0	95.4	94.5	86.7	79.8
Total Energy Sector	$ 989.6	$ 939.4	$ 903.9	$ 902.3	$ 933.0
Percent to total outstanding loans	**13.7 %**	**12.6 %**	**11.9 %**	**11.7%**	**11.6%**
Allocated Allowance for Credit Losses (ACL)					
Exploration & Production	$ 20.6	$ 13.0	$ 19.2	$ 22.2	$ 19.0
Midstream	2.6	5.9	5.8	2.2	1.5
Energy Services	8.7	5.7	6.0	4.0	2.7
Total Energy Sector	$ 31.9	$ 24.6	$ 31.1	$ 28.4	$ 23.2
ACL as a Percentage of Outstanding Balances					
Exploration & Production	4.6%	3.5%	5.7%	6.9%	6.5%
Midstream	0.6%	1.3%	1.2%	0.4%	0.3%
Energy Services	7.7%	5.9%	6.4%	4.7%	3.4%
Total Energy Sector	3.2%	2.6%	3.4%	3.2%	2.5%
Nonperforming Loans					
Exploration & Production	$ 118.5	$ 95.5	$ 102.6	$ 77.1	$ 57.7[(1)]
Midstream	10.7	10.7	9.7	9.4	7.9
Energy Services	9.7	7.2	6.4	6.5	6.4
Total Energy Sector	$ 138.9	$ 113.4	$ 118.6	$ 93.0	$ 72.0[(1)]
Energy NPLs/ Energy outstanding loans	**14.0 %**	**12.1 %**	**13.1 %**	**10.3 %**	**7.7 %[(1)]**

Note: Figures may not total due to rounding.
[(1)] Excluded from our Nonperforming Loans as of September 30, 2017 is a $9.9 million nonperforming energy credit that has been reclassified as held-for-sale (HFS) and is being carried at lower of cost or market value. Because this credit has been reclassified to HFS it has not been included in our investment loan portfolio ratios in order for these ratios to be comparable to prior periods.

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Cadence Bank, N.A. Member FDIC

Allowance for Credit Losses Rollforward $ in thousands   3Q16 4Q16 1Q17 2Q17 3Q17             Allowance for credit losses at beginning of period $87,147 $91,169 $82,268 $88,304 $93,215             Charge-offs Commercial real estate - - - - - Commercial and industrial 25,455 3,036 310 2,551 440 Consumer 1,413 187 241 161 141 Small business - 699 - 167 - Total Charge-Offs $ 26,868 $ 3,922 $ 551 $2,879 $581 Recoveries           Commercial real estate 519 12 14 114 76 Commercial and industrial 675 118 532 363 71 Consumer 67 111 63 578 196 Small business 2 2 192 34 65 Total Recoveries $ 1,263 $ 243 $ 801 $1,089 $408 Net Charge-Offs $25,605 $3,679 -$250 $1,790 $173 Provision for credit losses:           Commercial real estate (943) 711 438 2,591 (384) Commercial and industrial 29,218 (6,968) 5,097 4,416 (123) Consumer 1,300 65 211 (330) 2,190 Small business 52 970 40 24 40 Total Provision for Credit Losses $29,627 -$5,222 $5,786 $6,701 $1,723             Allowance for credit losses at end of period $91,169 $82,268 $88,304 $93,215 $94,765 Note: Figures may not total due to rounding.

Non-GAAP Measures and Ratio Reconciliation $ in millions   3Q16 4Q16 1Q17 2Q17 3Q17 Efficiency ratio           Noninterest expenses (numerator) $ 54.9 $ 55.4 $ 54.3 $ 56.1 $ 56.5             Net interest income $ 70.4 $ 72.5 $ 74.8 $ 82.4 $ 81.2 Noninterest income 22.8 22.4 24.1 23.0 27.1 Operating revenue (denominator) $ 93.2 $ 94.9 $ 98.9 $ 105.4 $ 108.3             Efficiency ratio 58.9% 58.4% 55.0% 53.3% 52.2%             Adjusted noninterest expenses and operating revenue           Noninterest expense $ 54.9 $ 55.4 $ 54.3 $ 56.1 $ 56.5 Less: Branch closure expenses 0.1 0.0 0.0 0.0 0.0             Adjusted noninterest expenses $ 54.8 $ 55.3 $ 54.3 $ 56.1 $ 56.5             Net interest income $ 70.4 $ 72.5 $ 74.8 $ 82.4 $ 81.2 Noninterest income 22.8 22.4 24.1 23.0 27.1 Less: Securities gains (loss), net 1.4 1.3 0.1 (0.2) 0.0 Adjusted operating revenue $ 91.8 $ 93.6 $ 98.8 $ 105.6 $ 108.3             Pre-tax, pre-provision net earnings           Income before taxes $ 8.7 $ 44.7 $ 38.8 $ 42.5 $ 50.0 Plus: Provision for loan losses 29.6 (5.2) 5.8 6.7 1.7 Pre-tax, pre-provision net earnings $ 38.3 $ 39.5 $ 44.5 $ 49.2 $ 51.8 Note: Figures may not total due to rounding.

Non-GAAP Measures and Ratio Reconciliation, continued

$ in millions, unless otherwise indicated

	3Q16	4Q16	1Q17	2Q17	3Q17
Tangible common equity ratio					
Shareholders' equity	$ 1,112	$ 1,080	$ 1,106	$ 1,304	$ 1,341
Less: Goodwill and other intangible assets, net	(334)	(333)	(331)	(330)	(329)
Tangible common shareholders' equity	$ 778	$ 748	$ 775	$ 974	$ 1,012
Total assets	$ 9,444	$ 9,531	$ 9,721	$ 9,812	$ 10,502
Less: Goodwill and other intangible assets, net	(334)	(333)	(331)	(330)	(329)
Tangible assets	$ 9,110	$ 9,198	$ 9,389	$ 9,481	$ 10,173
Tangible common equity ratio	*8.5%*	*8.1%*	*8.3%*	*10.3%*	*10.0%*
Tangible book value per share					
Shareholders' equity	$ 1,112	$ 1,080	$ 1,106	$ 1,304	$ 1,341
Less: Goodwill and other intangible assets, net	(334)	(333)	(331)	(330)	(329)
Tangible common shareholders' equity	$ 778	$ 748	$ 775	$ 974	$ 1,012
Common shares issued (000s)	75,000	75,000	75,000	83,625	83,625
Tangible book value per share	*$ 10.37*	*$ 9.97*	*$ 10.33*	*$ 11.64*	*$ 12.10*
Return on average tangible common equity					
Average common equity	$ 1,119	$ 1,094	$ 1,091	$ 1,251	$ 1,321
Less: Average intangible assets	(335)	(334)	(332)	(331)	(330)
Average tangible common shareholders' equity	$ 783	$ 761	$ 759	$ 920	$ 991
Net income	$ 6.6	$ 29.0	$ 26.1	$ 29.0	$ 32.6
Return on average tangible common equity	*3.4%*	*15.2%*	*14.0%*	*12.6%*	*13.0%*

Note: Figures may not total due to rounding.

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Cadence Bank, N.A. Member FDIC